Securities Act of 1933
                                                          File No. 33-84536
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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                             _______________
                                 FORM T-1

     STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                 CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
             TRUSTEE PURSUANT TO SECTION 305(b)(2)_____X____
                             _______________

                    U.S. TRUST COMPANY OF TEXAS, N.A.
           (Exact name of trustee as specified in its charter)

                                                           75-2353745
(State of incorporation                                 (I.R.S. employer
 if not a national bank)                               identification No.)

2001 Ross Avenue, Suite 2700                               75201-2936
      Dallas, Texas                                         (Zip Code)
  (Address of trustee's
principal executive offices)

                            Compliance Officer
                    U.S. Trust Company of Texas, N.A.
                       2001 Ross Avenue, Suite 2700
                        Dallas, Texas  75201-2936
                              (214) 754-1200
        (Name, address and telephone number of agent for service)
                             _______________

                          Camden Property Trust
           (Exact name of obligor as specified in its charter)

           Texas                                            76-6088377
(State or other jurisdiction of                         (I.R.S. employer
incorporation or organization)                         identification No.)

 3200 Southwest Freeway, Suite 1500
         Houston, Texas                                       77027
(Address of principal executive offices)                    (Zip Code)
                                  _______________

                          Senior Debt Securities
                   (Title of the indenture securities)

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                            GENERAL

 1. General Information.

    Furnish the following information as to the Trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

              Federal Reserve Bank of Dallas (11th District), Dallas, Texas (Board of Governors of the Federal Reserve System)
              Federal Deposit Insurance Corporation, Dallas, Texas
              The Office of the Comptroller of the Currency, Dallas, Texas

      (b)  Whether it is authorized to exercise corporate trust powers.

              The Trustee is authorized to exercise corporate trust powers.

 2. Affiliations with Obligor and Underwriters.

    If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

    None.

 3. Voting Securities of the Trustee.

    Furnish the following information as to each class of voting securities of the Trustee:

                          As of April 2, 1997
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                 Col A.                               Col B.
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             Title of Class                     Amount Outstanding
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Capital Stock - par value $100 per share          5,000 shares

 4. Trusteeships under Other Indentures.

    Not Applicable

 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

    Not Applicable

 6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

    Not Applicable

 7. Voting Securities of the Trustee Owned by Underwriters or their
    Officials.

    Not Applicable

 8. Securities of the Obligor Owned or Held by the Trustee.

    Not Applicable

 9. Securities of Underwriters Owned or Held by the Trustee.

    Not Applicable

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

    Not Applicable

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

    Not Applicable

12. Indebtedness of the Obligor to the Trustee.

    Not Applicable

13. Defaults by the Obligor.

    Not Applicable

14. Affiliations with the Underwriters.

    Not Applicable

15. Foreign Trustee.

    Not Applicable

16. List of Exhibits.

    T-1.1 - A copy of the Articles of Association of U.S. Trust Company of
            Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.

    T-1.2 - A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

    T-1.3 - A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

    T-1.4 - A copy of the By-laws of the U.S. Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

    T-1.5 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

    T-1.6 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of April 2, 1997 the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of August 5, 1993 U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 19,590,565 shares of $1 par value Common Stock as of March 24, 1997.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S. Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.
                        _______________
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                               SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S. Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 2nd day of April, 1997.

                                         U.S. Trust Company of Texas, N.A.,
                                         Trustee



                                          By: /S/ John S. Stohlmann
                                              ------------------------
                                              John C. Stohlmann
                                              Vice President
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                                                             Exhibit T-1.5



                            CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Camden Property Trust Senior Debt Securities, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                   U.S. Trust Company of Texas, N.A.



                                   By: /S/ John C. Stohlmann
                                       ----------------------------
                                        John C. Stohlmann
                                        Vice President

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
                                      Board of Governors of the
                                      Federal Reserve System
                                      OMB Number:  7100-0036
                                      Federal Deposit Insurance Corporation
                                      OMB Number:  3064-0052
                                      Office of the Comptroller of the
                                      Currency
Federal Financial Institutions        OMB Number:  1557-0081
Examination Council                   Expires March 31,1999
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                                      Please Refer to Page i,           (1)
                                      Table of Contents, for
(LOGO)                                the required disclosure
                                      of estimated burden
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CONSOLIDATED REPORTS OF CONDITION
AND INCOME FOR A BANK WITH DOMESTIC
OFFICES ONLY AND TOTAL ASSETS OF
LESS THAN $100 MILLION -- FFIEC 034        (961231)
                                           --------
REPORT AT THE CLOSE OF BUSINESS          (RCRI 9999)
DECEMBER 31, 1996

This report is required by law:       This report form is to be filed by
12 U.S.C. Section 324 (State member   banks with domestic offices only.
banks); 12 U.S. c. Section 1817       Banks with branches and consolidated
(State nonmember banks); and 12       subsidiaries in U.S. territories and
U.S. C. Section 161 (National         possessions, Edge or Agreement
banks).                               subsidiaries, foreign branches,
                                      consolidated foreign subsidiaries, or
                                      International Banking Facilities must
                                      file FFIEC 031.
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NOTE:  The Reports of Condition and   The Reports of Condition and Income
Income must be signed by an           are to be prepared in accordance
authorized officer and the Report     with Federal regulatory authority
of Condition must be attested to by   instructions. NOTE: these
not less than two directors           instructions may in some cases differ
(trustees) for State nonmember banks from generally accepted accounting and three directors for State member principles.
and National Banks.
                                      We, the undersigned directors
I, Alfred B. Childs, SVP & Cashier    (trustees), attest to the correctness
----------------------------------    of this Report of Condition
Name and Title of Officer Authorized  (including the supporting schedules)
to Sign Report                        and declare that it has been
                                      examined by us and to the best of
of the named bank do hereby declare   our knowledge and belief has been
that these Reports of Condition       prepared in conformance with the
and Income (including the supporting  instructions issued by the
schedules) have been prepared in      appropriate Federal regulatory
conformance with the instructions     authority and is true and correct.
issued by the appropriate Federal
regulatory authority and are true to  /s/ Stuart M. Pearman
the best of my knowledge and belief.  -----------------------
                                      Director (Trustee)
/s/ Alfred B. Childs
-----------------------------------   /s/ J. T. Moore Jr.
Signature of Officer Authorized to    -----------------------
Sign Report                           Director (Trustee)

January 15, 1997                      /s/ Peter J. Denker
--------------------                  -----------------------
Date of Signature                     Director (Trustee)
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FOR BANKS SUBMITTING HARD COPY
REPORT FORMS:

STATE MEMBER BANKS:  Return the       NATIONAL BANKS:  Return the
original and one copy to the          original only in the special
appropriate Federal Reserve           return address envelope provided.
District Bank.                        If express mail is used in lieu
                                      of the special return address
STATE NONMEMBER BANKS:  Return        envelope, return the original only
the original only in the special      to the FDIC, c/o Quality Data
return address envelope provided.     Systems, 2127 Espey Court, Suite
If express mail is used in lieu        204, Crofton, MD  21114.
of the special return address
envelope, return the original only
to the FDIC, c/o Quality Data
Systems, 2127 Espey Court, Suite
204, Crofton, MD  21114.
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FDIC Certificate Number ____________                               12-31-96
                        (RCRI 9050)   Banks should affix the address label
                                      in this space.

                                      U. S. Trust Company of Texas,
                                      National Association
                                      Legal Title of Bank (TEXT 9010)

                                      2001 Ross Avenue, Suite 2700
                                      City (TEXT 9130)

                                      Dallas, TX                   75201
                                      State Abbrev.(TEXT 9200)    ZIP Code
                                                                (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

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U.S. Trust Company of Texas, N.A.                                FFIEC  034
2100 Ross Avenue, Suite 2700                                     Page RC-2
Dallas, TX  75201

Call Date:     12/31/96                                  State #:      6797
Vendor ID:            D                                  Cert #:      33217
Transit #:     11101765
                                                                     9

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet
                                                                 C100
                                                            Dollar Amounts
                                                              in Thousands
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ASSETS
 1. Cash and balances due from depository institutions:  RCON
                                                         ----
    a. Noninterest-bearing balances and currency
       and coin (1,2)                                    0081      325  1.a
    b. Interest bearing balances(3)                      0071      173  1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B,
       column A)                                         1754        0  2.a
    b. Available-for-sale securities (from Schedule RC-B,
       column D)                                         1773  101,385  2.b
 3. Federal funds sold and securities purchased under
    agreements to resell:
    a. Federal funds sold (4)                            0276        0  3.a
    b. Securities purchased under agreements to
       resell (5)                                        0277        0  3.b
 4. Loans and lease financing receivables: RCON
                                           ----
    a. Loans and leases, net of unearned
       income (from Schedule RC-C)         2122 42,103                  4.a
    b. LESS: Allowance for loan and lease
       losses                              3123    481                  4.b
    c. LESS: Allocated transfer risk
       reserve                             3128      0                  4.c
    d. Loans and leases, net of unearned
       income, allowance, and reserve                    RCON
                                                         ----
      (item 4.a minus 4.b and 4.c)                       2125  41,622   4.d
 5. Trading assets                                       3545       0   5.
 6. Premises and fixed assets (including capitalized
    leases)                                              2145     753   6.
 7. Other real estate owned (from Schedule RC-M)         2150       0   7.
 8. Investments in unconsolidated subsidiaries and
    associated companies (from Schedule RC-M)            2130       0   8.
 9. Customers' liability to this bank on acceptances
    outstanding                                          2155       0   9.
10. Intangible assets (from Schedule RC-M)               2143       0  10.
11. Other assets (from Schedule RC-F)                    2160   1,511  11.
12. a. Total assets (sum of items 1 through 11)          2170 145,769  12.a

    b. Losses deferred pursuant to U.S.C. 1823(j)        0306       0  12.b
    c. Total assets and losses deferred pursuant to
       12 U.S.C. 1823(j)(sum of items 12.a and 12.b)     0307 145,769  12.c

(1) Includes cash items in process of collection and unposed debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3) Includes time certificates of deposit not held for trading.
(4) Report term federal funds sold' in Schedule RC, item 4.a, Loans and leases, net of unearned income,' and in Schedule RC-C, part 1.
(5) Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, Federal funds sold.'

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U.S. Trust Company of Texas, N.A.                                FFIEC  034
2100 Ross Avenue, Suite 2700                                     Page RC-2
Dallas, TX  75201

Call Date:     12/31/96                                  State #:      6797
Vendor ID:            D                                  Cert #:      33217
Transit #:     11101765

                                                                     10
Schedule RC - Continued                                      Dollar Amounts
                                                               in Thousands
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LIABILITIES
13. Deposits:                                          RCON
    a. In domestic offices (sum of totals of           ----
       columns A and C from Schedule RC-E) RCON        2200 118,129  13.a
                                           ----
       (1) Noninterest-bearing (1)         6631  12,669              13.a.1
       (2) Interest-bearing                6636 105,440
    b. In foreign offices, Edge and
       Agreement subsidiaries, and IBFs
       (1)  Noninterest-bearing
       (2)  Interest-bearing
14. Federal funds purchased and securities
    sold under agreements to repurchase:              RCON
                                                      ----
    a. Federal funds purchased (2)                    0278        0  14.a
    b. Securities sold under agreements to
       repurchase (3)                                 0279        0  14.b
15. a. Demand notes issued to the U.S.
       Treasury                                       2840        0  15.a
    b. Trading liabilities                            3548        0  15.b
16. Other borrowed money:
    a. With a remaining maturity of one
       year or less                                   2332        0  16.a
    b. With a remaining maturity of more
       than one year                                  2333    6,000  16.b
17. Mortgage indebtedness and obligations
    under capitalized leases                          2910        0   17.
18. Bank's liability on acceptances executed
    and outstanding                                  29200        0   18.
19. Subordinated notes and debentures                 3200        0   19.
20. Other liabilities (from Schedule RC-G)            2930    1,575   20.
21. Total liabilities (sum of items 13 through 20)    2948  125,704   21.
22. Limited-life preferred stock and related surplus  3282        0   22.

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus     3838    7,000   23.
24. Common stock                                      3230      500   24.
25. Surplus (exclude all surplus related to
    preferred stock)                                  2829    8,384   25.
26. a. Undivided profits and capital reserves         3632    4,045   26.a
    b. Net unrealized holding gains (losses) on
       available-for-sale securities                  8434      136   26.b
27. Cumulative foreign currency translation
    adjustments                                       3210
28. a. Total equity capital (sum of items 23
       through 27)                                    3210   20,065   28.a
    b. Losses deferred pursuant to 12 U.S.C. 1823(j)  0306        0   28.b
    c. Total equity capital and losses deferred
       pursuant to 12 U.S.C. 1823(j)
       (sum of items 28.a and 28.b)                   3559   20,065   28.c
29. Total liabilities, limited-life preferred
    stock, equity capital, and losses deferred
    pursuant to 12 U.S.C. 1823(j)
    (sum of items 21, 22, and 28.c)                   2257  145,769   29.

Memorandum
   To be reported only with the March Report of Condition.

 1. Indicate in the box at the right the number
of the statement below that best describes the
most comprehensive level of auditing work            RCON
performed for the bank by independent external       ----
auditors as of any date during 1995                  6724       N/A   M.1



1 = Independent audit of the bank         4 = Directors' examination of the
conducted in accordance with generally    bank performed by other external
accepted auditing standards by certified  auditors (may be required by
public accounting firm which submits a    state chartering authority)
report on the bank                        5 = Review of the bank's
2 = Independent audit of the bank's       financial statements by external
parent holding company conducted in       auditors
accordance with generally accepted        6 = Compilation of the bank's
auditing standards by a certified public  financial statements by external
accounting firm which submits a report    auditors
on the consolidated holding company (but  7 = Other audit procedures
not on the bank separately)               (excluding tax preparation
3 = Directors' examination of the bank     work)
conducted in accordance with generally    8 = No external audit work
accepted auditing standards by a
certified public accounting firm (may
be required by state chartering
authority)


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report "term federal funds purchased" in Schedule RC, item 16, Other borrowed money.'
(3) Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a,
      Federal funds purchased.'
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